Exhibit 3.1

                                   CERTIFICATE
                                       OF
                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                             PURSUANT TO NRS 78.207

     Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers of American International Petroleum Corporation, a Nevada corporation (the "Corporation") do hereby certify that:

     1. The name of the Corporation is American International Petroleum Corporation.

     2. The Articles of Incorporation of the Corporation are hereby amended by striking out the first paragraph of Article IV thereof and by substituting in lieu of said first paragraph of Article IV the following new first paragraph of
Article IV:

     "The maximum number of shares of common stock ("Common Stock") that this Corporation is authorized to have outstanding at any time is three hundred million (300,000,000) shares, par value $.08 per share. The maximum number of preferred shares that this Corporation is authorized to have outstanding at any time is seven million (7,000,000) shares, par value $.01 per share ("Preferred Stock"). The holders of shares of the Corporation shall not have a preemptive right to acquire the Corporation's unissued shares."

     3. The number of authorized shares and the par value of the Corporation before and after the increase in authorized shares are as follows:

               Before                                     After
--------------------------------------  ----------------------------------------
Class             Par       Authorized  Class              Par        Authorized
--------------------------------------  ----------------------------------------
Common Stock      $.08     200,000,000  Common Stock       $.08      300,000,000
Preferred Stock   $.01       7,000,000  Preferred Stock    $.01        7,000,000

     4. The foregoing change was effected pursuant to a resolution of the Board of Directors of the Corporation and was approved by the stockholders of the Corporation

Signed on June 20, 2001
                               By:
                                   ---------------------------------------------
                                   George N. Faris, Chief Executive Officer

                               By:
                                   ---------------------------------------------
                                   Denis J. Fitzpatrick, Chief Financial Officer

[STAMP]
                                   CERTIFICATE
                                       OF
                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                             PURSUANT TO NRS 78.207

     Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers of American International Petroleum Corporation, a Nevada corporation (the "Corporation") do hereby certify that:

     1. The name of the Corporation is American International Petroleum Corporation.

     2. The Articles of Incorporation of the Corporation are hereby amended by striking out the first paragraph of Article IV thereof and by substituting in lieu of said first paragraph of Article IV the following new first paragraph of
Article IV:

     "The maximum number of shares of common stock ("Common Stock") that this Corporation is authorized to have outstanding at any time is two hundred million (200,000,000) shares, par value $.08 per share. The maximum number of preferred shares that this Corporation is authorized to have outstanding at any time is seven million (7,000,000) shares, par value $.01 per share ("Preferred Stock"). The holders of shares of the Corporation shall not have a preemptive right to acquire the Corporation's unissued shares."

     3. The number of authorized shares and the par value of the Corporation before and after the increase in authorized shares are as follows:

                Before                                      After
-----------------------------------       --------------------------------------
Class             Par    Authorized       Class              Par      Authorized
-----             ---    ----------       -----              ---      ----------

Common Stock      $.08   100,000,000      Common Stock       $.08    200,000,000
Preferred Stock   $.01     7,000,000      Preferred Stock    $.01      7,000,000

     4. The foregoing change was effected pursuant to a resolution of the Board of Directors of the Corporation and was approved by the stockholders of the Corporation.


Signed on July  27, 1999       By: /s/ George N. Faris
                                   ---------------------------------------------
                                   George N. Faris, Chief Executive Officer
                                                     and Acting President


                               By: /s/ Denis J. Fitzpatrick
                                   ---------------------------------------------
                                   Denis J. Fitzpatrick, Secretary

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

     Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes (the "NRS"), the undersigned corporation adopts the following Amended and Restated Articles of Incorporation:

     FIRST: The name of the Corporation is American International Petroleum corporation.

     SECOND: The Corporation's Articles of Incorporation were filed by the Secretary of State on April 1, 1929. The name of the Corporation at the time of such filing was Pioneer Mines Operating Company.

     THIRD: The names and addresses of the original incorporators were as follows:

    Name                                          Post Office Address
    ----                                          -------------------
James D. Finch                            401 Clay Peters Bldg., Reno, Nevada
M. L. Finch                               533 St. Lawrence Ave., Reno, Nevada
J. C. Finch                               533 St. Lawrence Ave., Reno, Nevada.

     FOURTH: The Board of Directors of the Corporation at a meeting duly convened and held on April 9, 1996, adopted the following resolutions to amend the Articles of Incorporation as follows:

     RESOLVED, that the Board of Directors hereby adopts an amendment to the Articles of Incorporation of the Corporation to eliminate Article II thereof in its entirety and to modernize the provision so that it conforms to the NRS as in effect on the date hereof by inserting in its stead a new
     Article II to be and read as follows:

                                   Article II

     The name of the Corporation's registered agent is United Corporate Services, Inc. The address of the Corporation's registered agent is 3579 Hwy. 50 East, Ste. C, Carson City, NV 89701

     FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to the Articles of Incorporation of the Corporation to eliminate Article III thereof in its entirety and to modernize the provision so that it conforms to the NRS as in effect on the date hereof by inserting in its stead a new
     Article III to be and read as follows:

                                   Article III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes (the "NRS").

     FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to Article IV of the Articles of Incorporation of the Corporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares, $08 par value, and to change the eight (8%) percent cumulative voting convertible preferred shares, par value $3.00 per share of the Corporation, to "blank check" preferred stock, par value $.01 per share; and that Article IV be and read as follows:

                                   Article IV

     The maximum number of shares of Common Stock that this Corporation is authorized to have outstanding at any time is one hundred million (1OO,000,000) shares, par value $.08 per share. The maximum number of preferred shares that this Corporation is authorized to have outstanding at any time is seven million (7,000,000) shares, par value $. 01 per share ("Preferred Stock"). The holders of shares of the Corporation shall not have a preemptive right to acquire the Corporation's unissued shares.

     The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the Preferred Stock.

     The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the NRS to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the NRS and this Restated Certificate of Incorporation, as amended from time to time.

     The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

          (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

          (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

          (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

          (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

          (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

          (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with this Restated Certificate of Incorporation, or any Preferred Stock, may deem advisable and are not inconsistent with law, the provisions of this Restated Certificate of Incorporation or the provisions of any such Certificate of Designation.

     FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to the Articles of Incorporation of the Corporation to eliminate Article V thereof in its entirety and to renumber the following articles appropriately.

     FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to Article VI of the Articles of Incorporation of the Corporation to change the size of the board of directors to not less than three (3) nor more than ten (10); and that Article VI (renumbered as Article V) be and read as follows:

                                    Article V

     The members of the governing board shall be styled directors, and the number thereof shall be not less than three (3) nor more than ten (10). The names and post office addresses of the first Board of Directors were as follows:

    Names                                         Post Office Addresses
    -----                                         ---------------------
James D. Finch                             401 Clay Peters Bldg., Reno, Nevada
M.L. Pinch                                 533 St. Lawrence Ave., Reno; Nevada
Stanley B. Finch                           728 Nixon Ave., Reno, Nevada
V. F. Finch                                728 Nixon Ave., Reno, Nevada
J.C. Pinch                                 533 St. Lawrence Ave., Reno, Nevada.

     FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to the Articles of Incorporation of the Corporation to eliminate Article VII thereof in its entirety and to renumber the following articles appropriately.

     FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to Article VIII of the Articles of Incorporation of the Corporation to modernize the provision so that it conforms to the NRS as in effect on the date hereof by inserting in its stead a new Article VIII (renumbered as Article VI) to be and read as follows:

                                   Article VI

     The name and post office address of each incorporator executing this certificate are as follows:

    Name                                           Post Office Address
    ----                                           -------------------
James D. Finch                             401 Clay Peters Bldg., Reno, Nevada
M.L. Finch                                 533 St. Lawrence Ave., Reno, Nevada
J.C. Finch                                 533 St. Lawrence Ave., Reno, Nevada.

     FURTHER RESOLVED, that to effectuate the amendments discussed in the foregoing resolutions and to consolidate all previous amendments to the Articles of Incorporation, the Board of Directors hereby adopts a proposal that the

     Articles of Incorporation shall be restated and amended; and

     FURTHER RESOLVED, that a proposal be presented to the stockholders to consider approving all of the foregoing amendments and changes to the Articles of Incorporation, and that the Chief Executive Officer and Secretary of the Corporation are hereby authorized to file such certificates and take such other steps as may be necessary to accomplish the purposes of the foregoing resolutions.

     FIFTH: the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 26,767,464; and the above changes and amendments have been consented to and approved by the vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     SIXTH: The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows:

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                                    ARTICLE I

     The  name  of  the   Corporation   is  American   International   Petroleum
Corporation.

                                   ARTICLE II

     The name of the Corporation's registered agent is United Corporate Services, Inc. The address of the Corporation's registered agent is 3579 Hwy. 50 East, Ste. C, Carson City, NV 89701

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes (the "NRS").

                                   ARTICLE IV

     The maximum number of shares of Common Stock that this Corporation is authorized to have outstanding at any time is one hundred million (100,000,000) shares, par value $.08 per share. The maximum number of preferred shares that this Corporation is authorized to have outstanding at any time is seven million (7,000,000) shares, par value $.01 per share ("Preferred Stock"). The holders of shares of the Corporation shall not have a preemptive right to acquire the Corporation's unissued shares.

     The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the Preferred Stock.

     The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the NRS to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the NRS and this Restated Certificate of Incorporation, as amended from time to time.

     The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

          (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

          (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

          (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

          (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

          (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

          (i)  such  other  preferences,  powers,  qualifications,   special  or
     relative rights and privileges thereof as the Board of

     Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with this Restated Certificate of Incorporation, or any Preferred Stock, may deem advisable and are not inconsistent with law, the provisions of this Restated Certificate of Incorporation or the provisions of any such Certificate of Designation.


                                    ARTICLE V

     The members of the governing board shall be styled directors, and the number thereof shall be not less than three (3) nor more than ten (10). The names and post office addresses of the first Board of Directors were as follows:

    Names                                        Post Office Addresses
    -----                                        ---------------------
James D. Finch                            401 Clay Peters Bldg., Reno, Nevada
M.L. Finch                                533 St. Lawrence Ave., Reno, Nevada
Stanley B. Finch                          728 Nixon Ave., Reno, Nevada
V. F. Finch                               728 Nixon Ave., Reno, Nevada
J.C. Finch                                533 St. Lawrence Ave., Reno, Nevada.


                                   ARTICLE VI

     The name and post office address of each incorporator executing this certificate were as follows:

     Name                                         Post Office Address
     ----                                         -------------------
James D. Finch                             401 Clay Peters Bldg., Reno, Nevada
M. L. Finch                                533 St. Lawrence Ave., Reno, Nevada
J.C. Finch                                 533 St. Lawrence Ave., Reno, Nevada.

                                  ARTICLE VII

     The Corporation is to have perpetual existence.

                                  ARTICLE VIII

     Except  as  hereinafter  provided,   the  officers  and  directors  of  the
Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer. This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of the law, or unlawful payments of dividends prohibited by the NRS.

     IN WITNESS WHEREOF, George N. Faris, the Chief Executive Officer of the Corporation, and Denis J. Fitzpatrick, the Secretary of the Corporation have been authorized to execute the foregoing certificate by resolution of the board of directors, adopted at a meeting of the directors duly called and held on April 9, 1996, and the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date hereof.

Dated: July 29, 1996


                                              AMERICAN INTERNATIONAL
                                              PETROLEUM CORPORATION


                                              By:  /s/ George N. Faris
                                                   -----------------------------
                                                   George N. Faris, its
                                                   Chief Executive Officer &
                                                   Acting President


                                              and: /s/ Denis J. Fitzpatrick
                                                   -----------------------------
                                                   Denis J. Fitzpatrick,
                                                   its Secretary


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On July 29, 1996, personally appeared before me, a Notary Public, for the State and County aforesaid, George N. Faris and Denis J. Fitzpatrick, as Chief Executive Officer and Secretary, respectively, of American International Petroleum Corporation, who acknowledged that they executed the above instrument.

                                                   /s/ Nora Erickson
                                                   -----------------------------
                                                   Notary Public

[Notarial Seal]                                        NORA ERICKSON
                                              Notary Public, State of New York
                                                       No. 03-5009409
                                                  Qualified in Bronx County
                                            Certificate filed in New York County
                                             Commission Expires March 15, 1997

               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

1.   Name of corporation: American International Petroleum Corporation

2.   Date of adoption of Amended and/or Restated Articles: July 11, 1996

3.   If the article were amended, please indicate what changes have been made:

     See (h) below

(a)  Was there a name change? Yes [ ] No [X] If yes, what is the new name?

                              Address change only
--------------------------------------------------------------------------------

(b) Did you change your resident agent? Yes [ ] No [X] If yes, please indicate new address:

     United Corporate Services, Inc., 3579 Hwy. 50 East, Ste. C. Carson City, NV 89701
--------------------------------------------------------------------------------

(c) Did you change the purposes? Yes [X] No [ ] Did you add Banking? [ ], Gaming? [ ], Insurance? [ ], None of these? [X].

(d) Did you change capital stock? Yes [X] No [ ]. If yes, what is the new capital stock?

     100,000,000 shares of common stock, $.08 per share, and 7,000,000 shares of preferred stock, par value $.01 per share.

(e)  Did you change the directors? Yes [X] No [ ]. If yes, indicate the change:
     The number of directors shall be not less than 3, no more than 10.

(f)  Did you add the directors liability provision? Yes [ ] No [X].

(g) Did you change the period of existence? Yes [ ] No [X]. If yes, what is the new existence?

(h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

     Modernized Articles to conform certificate to NRS and eliminate repetition of NRS; Company was formed 70 years ago, and several obsolete provisions were eliminated.

                                        /s/ Denis J. Fitzpatrick CFO & Secretary
                                      ------------------------------------------
                                           Name and Title of Officer

                                                    7/29/96
                                      ------------------------------------------

STATE OF NEW YORK
COUNTY OF NEW YORK

On July 29, 1996 personally appeared before me, a Notary Public, Denis J. Fitzpatrick, who acknowledged that he/she executed the above document.


                                              /s/ Nora Erickson
                                       -----------------------------------
                                                 Notary Public

[STAMP/SEAL]                                     NORA ERICKSON
                                       Notary Public, State of New York
                                                No. 03-5009409
                                           Qualified in Bronx County
                                      Certificate Filed in New York County
                                       Commission Expires March 15, 1997

     RECEIVED
   AUG 05 1996
   [ILLEGIBLE]
Secretary of State